UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2019

TRULI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	26-3090646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

344 GROVE ST #2 #4018 JERSEY CITY, NJ	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 862-2979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger with Recruiter.com

On March 31, 2019, Truli Technologies, Inc. (“Truli”) entered into an Agreement and Plan of Merger, dated March 31, 2019 (the “Merger Agreement”), by and among Truli, Truli Acquisition Co., Inc., a Delaware corporation and a wholly-owned subsidiary of Truli (“Merger Sub”) and Recruiter.com, Inc., a Delaware corporation (“Recruiter.com”) and completed the acquisition of Recruiter.com under to the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into Recruiter.com (the “Merger”), with Recruiter.com continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Truli.

As a result of the Merger, each share of common stock, par value $0.0001 per share, of Recruiter.com (the “Recruiter.com Shares”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than treasury shares of Recruiter.com or Recruiter.com Shares held directly or indirectly by Truli or the Merger Sub) was converted into validly issued, fully paid and nonassesable shares of newly designated Series E convertible preferred stock, par value $0.0001 per share, of Truli (“Truli Series E Preferred Stock”), with cash in lieu of fractional shares of Series E Preferred Stock otherwise issuable (such shares of Truli Series E Preferred Stock, the “Merger Consideration”). Truli issued to the stockholders of Recruiter.com a total of 775,000 shares of Series E Preferred Stock convertible into 775,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Truli, pursuant to the Merger Agreement. Prior to the Effective Time, Recruiter.com distributed to its stockholders 125 million shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Truli, previously acquired by Recruiter.com pursuant to the License Agreement, dated October 30, 2017 (the “License Agreement”) by and among Truli, VocaWorks, Inc., a New Jersey corporation and a wholly-owned subsidiary of Truli (“VocaWorks”) and Recruiter.com.

The closing of the Merger was subject to customary closing conditions, including the approval of the Merger by the stockholders of Recruiter.com, and additional closing conditions, including but not limited to, the receipt of the proceeds from the private placement financing, and the execution of the Asset Purchase Agreement (as defined below). The completion of the Merger was not subject to the approval of the stockholders of Truli.

The Merger Agreement contains customary representations and warranties of each party for a transaction of this type. The Merger Agreement also contains customary covenants, including, among other things, the covenant requiring Truli to amend the Certificate of Incorporation of Truli to change its corporate name, and other covenants, including but not limited to, effecting as promptly as possible following the completion of the Merger, a reverse stock split of the outstanding shares of Common Stock. Additionally, the Merger Agreement provides for pre-closing covenants of Recruiter.com, including the covenant requiring Recruiter.com to repay or convert all outstanding convertible debt of Recruiter.com, and execution of an amendment to the License Agreement.

The offer of the shares of Series E Preferred Stock as the Merger Consideration pursuant to the Merger Agreement, was exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Asset Purchase

On March 31, 2019, Truli also entered into an Asset Purchase Agreement, dated March 31, 2019 (the “Asset Purchase Agreement”) by and among Truli, Recruiter.com Recruiting Solutions LLC, a Delaware limited liability company and a wholly-owned subsidiary of Truli (“Recruiting Solutions”) and Genesys Talent LLC, a Texas limited liability company (“Genesys”) and completed the acquisition of certain assets and assumed certain liabilities under the Asset Purchase Agreement (the “Asset Purchase”). The acquired assets included certain accounts and notes receivable specified in the Asset Purchase Agreement, sales and client relationships, contracts specified in the Asset Purchase Agreement, intellectual property, partnership and vendor agreements, and the other assets, other than excluded assets, specified in the Asset Purchase Agreement.

Genesys received 200,000 shares of newly designated Series F convertible preferred stock, par value $0.0001 per share, of Truli as consideration under the Asset Purchase Agreement, which shares are convertible into 200,000,000 shares of common stock. The offer of the shares of Series F Preferred Stock as consideration pursuant to the Asset Purchase Agreement was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

The closing of the Asset Purchase was subject to customary closing conditions and covenants, including the execution of Assignment and Assumption Agreement, Management Services Agreement, License Agreement and other instruments and documents required by the Asset Purchase Agreement. The Asset Purchase Agreement contains customary representations and warranties of each party for a transaction of this type.

The foregoing description of the Asset Purchase Agreement and the Asset Purchase does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Financing

On March 31, 2019, Truli entered into a Securities Purchase Agreement, dated March 31, 2019 (the “Securities Purchase Agreement”) by and among Truli and the investors listed therein (the “Investors”). Pursuant to the Securities Purchase Agreement Truli sold in a private placement a total of approximately 31,625 units (the “Units”) at a purchase price of $18.1818 per unit, taking into account a 10% discount, each Unit consisting of (i) one share of Series D Preferred Stock, and (ii) a Warrant to purchase 500 shares of Common Stock, subject to adjustment as provided for therein. The Series D Preferred Stock sold in the financing convert into a minimum of 31,625,000 shares of Common Stock. Truli received gross proceeds of $575,000 from the sale of the Units. Two of the three Investors have previously invested in Truli’s Preferred Stock. In addition, a fourth Investor entered into a binding Securities Purchase Agreement to purchase $75,000 of Units with payment expected on or about April 4, 2019. If payment is made, at least an additional 4,125,000 shares of Common Stock will be issuable upon conversion of the Series D Preferred Stock and 2,062,500 shares of Common Stock upon exercise of Warrants. Further, in connection with the closing of the Merger, the former Chief Executive Officer of Recruiter.com agreed to purchase $250,000 of Units by delivering common stock of another company with a $215,000 value and $35,000 in cash. As of the date of this Current Report on Form 8-K, no payment has been made.

The Warrants are exercisable for five years from the issuance date at an exercise price of $0.06 per share, subject to adjustment as provided for therein.

The offer and sale of the Units pursuant to the Securities Purchase Agreement was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the offer and sale of the Units, the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Warrant, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, in each case incorporated herein by reference.

Exchange of Series A, Series A-1, Series C and Series C-1 Convertible Preferred Stock, Convertible Notes and Warrants

In connection with, and as a condition precedent to the closing of the Merger, on March 31, 2019, Truli entered into an Exchange Agreement, dated March 31, 2019 (the “Exchange Agreement”) with two investors holding in the aggregate all of the shares of Truli’s Series A, Series A-1, Series C and Series C-1 Convertible Preferred Stock, Convertible Notes and Warrants, outstanding immediately prior to the closing of the Merger, and completed an exchange of such derivative securities for a total of 389,036 shares of Series D Preferred Stock (the “Exchange”), which are convertible into at least 389,035,352 shares of Common Stock.

The closing of the Exchange was subject to customary closing conditions. The Exchange Agreement contains customary representations and warranties and covenants.

The Exchange was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

The foregoing description of the Exchange Agreement and the Exchange does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to the License Agreement

In connection with the closing of the Merger, Truli entered into Amendment No. 1, dated March 31, 2019 (the “Amendment”) to the License Agreement. Pursuant to the Amendment, Recruiter.com agreed to terminate its right of to receive shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) upon achievement of certain milestones specified in the License Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the Merger and the Asset Purchase is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the offer of shares of Series D Preferred Stock pursuant to the Securities Purchase Agreement, shares of Series E Preferred Stock pursuant to the Merger Agreement, shares of Series F Preferred Stock pursuant to the Asset Purchase Agreement, and the exchange of securities pursuant to the Exchange Agreement, is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d) and (e)

In connection with the closing of the Merger, the Board of Directors (the “Board”) of Truli appointed Ashley Saddul as the Chief Technology Officer of Truli, effective upon the closing of the Merger. Mr. Saddul was appointed pursuant to a covenant under the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K. Prior to his appointment, Mr. Saddul, 49, had served as the Chief Technology Officer of Recruiter.com, since August 2010.

In connection with the closing of the Asset Purchase, the Board appointed Timothy O’Rourke as a director, effective upon the closing of the Asset Purchase. Mr. O’Rourke was designated by Genesys pursuant to the terms of the Asset Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K. Mr. O’Rourke, 53, has served as the Managing Director of Icon Information Consultants, LP, a provider of human capital solutions, consulting, payroll and professional services, and a shareholder of Genesys, since February 2001.

In connection with the closing of the Merger, Board appointed Evan Sohn as a director and Executive Chairman of Truli. Mr. Sohn, 51, has served as the Vice President of Sales at Veea Inc., a company offering a platform-as-a-service platform for computing, mobile payment, point of sale, and retail solutions, since April 2018. Prior to joining Veea Inc., from September 2015 to April 2018, Mr. Sohn served as the Vice President of Sales at Poynt Inc., a company developing and marketing Poynt, a platform for next generation payments. Prior to that, from April 2012 to September 2015, Mr. Sohn was the Vice President of Sales at VeriFone, Inc., a company designing, marketing, and servicing electronic payment systems. Mr. Sohn is also the co-founder and Vice President of the Sohn Conference Foundation, a non-for-profit dedicated to the treatment and cure of pediatric cancer and related childhood diseases.

As previously disclosed, since August 2018 till March 31, 2019, Mr. Sohn also was a special consultant to Truli in connection with the Merger. Mr. Sohn was appointed a consultant to oversee the Merger and interface with the independent directors of Truli because of a conflict of interest due to Mr. Miles Jennings, Truli’s Chief Executive Officer, being a controlling stockholder of Recruiter.com. Mr. Sohn received a grant of 1,000,000 shares of restricted Common Stock in August 2018. He is entitled to receive a total of 2.5% of outstanding Common Stock and options to purchase shares of Common Stock equal to 2.5%, each on a fully diluted basis. The options are five-year options exercisable at $0.044 per share vesting on the 18th month anniversary of the grant date. As Executive Chairman, Mr. Sohn is entitled to receive a fee of $120,000 per annum payable monthly in arrears and reimbursement of properly vouched reasonable business expenses.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Terms of Series D, Series E and Series F Preferred Stock

As previously disclosed in Current Report on Form 8-K, filed on March 29, 2019, on March 25, 2019, Truli filed the following certificates of designation (each, a “Certificate of Designation”) of three series of preferred stock with the Secretary of State of the State of Delaware (the “Secretary of State”): (i) a Certificate of Designation of Series D Preferred Stock, (ii) a Certificate of Designation of Series E Preferred Stock, and (iii) a Certificate of Designation of Series F Preferred Stock. The Certificates of Designation were effective upon filing with the Secretary of State and designated Series D Preferred Stock in the amount of 500,000 shares authorized for issuance, Series E Preferred Stock in the amount of 775,000 shares authorized for issuance, and Series F Preferred Stock in the amount of 200,000 shares authorized for issuance.

On March 29, 2019, Truli filed with the Secretary of State: (i) an Amended and Restated Certificate of Designation of Series D Preferred Stock (the “Amended Series D Certificate of Designation”), (ii) an Amended and Restated Certificate of Designation of Series E Preferred Stock (the “Amended Series E Certificate of Designation”) and (iii) an Amended and Restated Certificate of Designation of Series F Preferred Stock (the “Amended Series F Certificate of Designation” and together with the Amended Series E Certificate of Designation and the Amended Series F Certificate of Designation, the “Amended Certificates of Designation”), which are effective upon filing. The Amended Certificates of Designation establish three levels of liquidation preference, the first liquidation preference being the first $2,000,000 (the “First Liquidation Preference”), the second being $3,000,000 (the “Second Liquidation Preference”), and the remaining liquidation amount being $9,000,000 (the “Remaining Liquidation Amount”), and fix the portion each of the holders of Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock is entitled to receive at each level.

In addition, the Amended Series D Certificate of Designation includes an additional requirement to reduce the conversion price by 20% in case of a mandatory conversion of Series D Preferred Stock. Furthermore, the Amended Series E Certificate of Designation and Amended Series E Certificate of Designation eliminate the provisions regarding the rights of holders of Series E Preferred Stock and Series F Preferred Stock upon issuance of other securities by Truli in the future. On March 31, 2019, the Board agreed to amend this provision to give the Investors certain additional rights including eliminating the mandatory conversion requirement and expanding the 20% conversion discount feature. Truli is drafting an amendment to the Series D Preferred Stock Certificate of Designations to make the required change.

Other than the conforming amendments to effect the above changes, the other material terms of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock remained unchanged and included the following terms:

Liquidation Preference: Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are senior to the Common Stock of Truli for the purposes of liquidation, dissolution or winding up of the business of Truli with the Series D Preferred Stock entitled to the First Liquidation Preference. Upon such liquidation, dissolution or winding up, each holder of Series D Preferred Stock is entitled to receive out of legally available assets of Truli: (i) a pro rata portion of the first $2,000,000 of cash and/or other property received by Truli pursuant to such liquidation, dissolution or winding up; and (ii) after the holders of Series E Preferred Stock and the Series F Preferred Stock have received the Second Liquidation Preference, a pro rata portion of 28.78% of the value of any cash or other property to be distributed to the holders of Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock as payment of the Remaining Liquidation Amount.

Each holder of Series E Preferred Stock is entitled to receive: (i) a pro rata portion of 79.48% of the Second Liquidation Preference; and (ii) a pro rata portion of 56.60% of the value of any cash or other property to be distributed to the holders of Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock as payment of the Remaining Liquidation Amount.

Each holder of Series E Preferred Stock is entitled to receive: (i) a pro rata portion of 20.52% of the Second Liquidation Preference; and (ii) a pro rata portion of 14.62% of the value of any cash or other property to be distributed to the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock as payment of the Remaining Liquidation Amount.

Voting Rights: Holders of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are entitled to vote together with the holders of the Common Stock on an as-converted basis, subject to a beneficial ownership limitation of 4.99%.

The foregoing description of the rights, preferences, privileges and restrictions of the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Amended Series D Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, the Amended Series E Certificate of Designation, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and the Amended Series F Certificate of Designation, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K, in each case incorporated herein by reference.

Elimination of Series B Preferred Stock

In connection with entering into an amendment to the License Agreement, described in Item 1.01 of this Current Report on Form 8-K, on April 2, 2019, Truli filed with the Secretary of State a Certificate of Elimination effecting the elimination of the Certificate of Designation of Series B Preferred Stock. No shares of the Series B Preferred Stock had been previously issued and remain outstanding. Effective upon the filing of the Certificate of Elimination, all previously-authorized shares of the Series B Preferred Stock resumed the status of undesignated shares of Truli’s preferred stock, par value $0.0001per share.

The foregoing description of the elimination of Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is filed as Exhibit 3.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Incorporated by reference is a press release issued by Truli on April 2, 2019, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (i) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section; and (ii) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements of Frutarom required by this Item 9.01 are not included in this Current Report on Form 8-K. Such financial statements will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Merger Agreement and Plan of Merger, dated March 31, 2019, by and among the Truli Technologies, Inc., Truli Acquisition Co., Inc. and Recruiter.com, Inc.*

2.2	Asset Purchase Agreement, dated March 31, 2019, by and among Truli Technologies, Inc., Recruiter.com Recruiting Solutions LLC and Genesys Talent LLC.*

3.1	Amended and Restated Certificate of Designation of Series D Convertible Preferred Stock.

3.2	Amended and Restated Certificate of Designation of Series E Convertible Preferred Stock.

3.3	Amended and Restated Certificate of Designation of Series F Convertible Preferred Stock.

3.4	Certificate of Elimination of Series B Convertible Preferred Stock.

4.1	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated March 31, 2019.

10.1	Form of Securities Purchase Agreement, dated March 31, 2019, by and among Truli Technologies, Inc. and the investors listed therein.*

10.2	Form of Exchange Agreement, dated March 31, 2019, by and among Truli Technologies, Inc. and the investors listed therein.*

10.3	Amendment No. 1 to License Agreement, dated October 30, 2017, by and among Truli Technologies, Inc., VocaWorks, Inc. and Recruiter.com, Inc.

99.1	Press Release, dated April 2, 2019.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 4, 2019	TRULI TECHNOLOGIES, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)